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Exhibit 99.1

Affordable Residential Communities Inc. Announces
Offering by its Operating Partnership of
$70 Million in Senior Exchangeable Notes

              DENVER, COLORADO, August 1, 2005—Affordable Residential Communities Inc. (NYSE: ARC) announced today that its operating partnership, Affordable Residential Communities LP, plans to offer $70 million in senior exchangeable notes due 2025 to qualified institutional buyers in a private transaction. The operating partnership also plans to grant the initial purchaser of the notes an option to purchase an additional $10.5 million notes within 30 days of the issuance of the notes.

              The notes will be senior unsecured obligations of the operating partnership. The notes are expected to be exchangeable, at the option of the holders, into shares of the Company's common stock, cash or a combination of cash and the Company's common stock.

              The notes will only be offered to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933. The notes and the shares of the Company's common stock issuable upon exchange of the notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws. This announcement is neither an offer to sell nor a solicitation to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-Looking Statements

              This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, statements about the Company's plans, objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ materially from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general risks affecting the real estate industry; the Company's ability to maintain or increase rental rates and occupancy with respect to properties currently owned; the Company's assumptions on rental home and home sales and financing activity; completion of pending acquisitions and sales, if any, and timing with respect thereto; the Company's growth and expansion into new markets or successful integration of acquisitions; and the effect of interest rates. Additional factors that could cause the Company's results to differ materially from those described in the forward-looking statements can be found in the Company's 2004 Annual Report on Form 10-K (included under the heading "Forward-Looking Statements"), and in the Company's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission ("SEC") and available at the SEC's internet site (http://www.sec.gov). The forward-looking statements contained in this news release speak only as of the date of the release, and the Company assumes no obligation to update the forward-looking statements or update the reasons why actual results could differ from those contained in the forward-looking statements.

About Affordable Residential Communities Inc.

              Affordable Residential Communities Inc. ("ARC") currently owns and operates approximately 63,000 homesites located in 315 communities (excluding discontinued operations) in 27 states. ARC is a fully integrated, self-administered, self-managed equity real estate investment trust (REIT) focused on the acquisition, renovation, repositioning and operation of primarily all-age manufactured home communities with headquarters in Denver, CO.

Contact Information

CONTACT: Affordable Residential Communities Inc.
Lawrence Kreider, 866-847-8931
investor.relations@aboutarc.com
or
Integrated Corporate Relations, Inc.
Brad Cohen, 203-682-8211

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Forward-Looking Statements
About Affordable Residential Communities Inc.
Contact Information